Exhibit 10.22

LOAN  AMENDING AGREEMENT

THIS AGREEMENT made as of the 6th day of August, 2004

B E T W E E N:

                                    PURE PLAY MEDIA, INC.

                                    (hereinafter called the "Borrower")

OF THE FIRST PART

- and –

                                    DORAL EZ INVESTMENTS INC.

                                    (hereinafter called the "Lender")

OF THE SECOND PART

WHEREAS the Borrower and the Lender executed and delivered a Loan Agreement dated September 19, 2002 (the "Loan Agreement") providing for a loan in the principal amount of US$1,000,000, and a second Loan Agreement dated March 14, 2003 providing for a loan in the principal amount of US$1,000,000 (collectively known as the "Loan Agreements");

AND WHEREAS the Borrower and the lender executed and delivered a Loan and Security Amending Agreement dated March 14, 2003 ( the "Loan and Security Amending Agreement") as security for payment of the obligations of the Borrower to the Lender;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby covenant and agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1                   Definitions      All defined terms used in this Agreement, unless otherwise defined herein, shall have the same meaning ascribed to such terms in the Loan Agreement’s or the Loan and Security Amending Agreement as the case may be.

ARTICLE 2 – LOAN AGREEMENTS

2.1                   The following provision of the Loan Agreement’s are hereby amended:

                        (a)        The provision of Section 2.1 of the Loan Agreement are amended by adding a provision consisting of  the following:

            "2.1      Loan

             (a)       Payments on the Principal amount of the Loan outstanding hereunder shall be suspended commencing on August 06, 2004, for a period of one year. Principal payments will resume August, 2005.

ARTICLE 3– GENERAL

3.1                   Except as provided herein, the Loan Agreements and the Loan and Security Amending Agreement shall remain full force and effect unamended.

3.2                    Further Assurances   The Debtor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Secured Party may reasonably require in order to give effect to the provisions and purposes of this Agreement including, without limitation, in respect of the Secured Party's enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Secured Party in the Collateral pursuant to this Agreement. The Debtor hereby constitutes and appoints any officer of the Secured Party, or any Receiver appointed by the Court

3.3                   Binding           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

PURE PLAY MEDIA, INC. Per: /s/ Richard Arnold Authorized Signing Officer
DORAL EZ INVESTMENTS INC. Per: /s/ Erwin Zecha Authorized Signing Officer